Exhibit 21.1

ACNielsen AMER Algeria EURL
AGB America S.A. IBC
The Nielsen Company South America S.R.L.
VNU Business Media Argentina S.A.
Traffion Technologies Pty. Limited
AGB Nielsen Media Research Pty. Ltd.
NetRatings Australia Pty. Ltd.
Red Sherrif (Europe) Pty. Ltd.
The Nielsen Company (Australia) Pty. Ltd.
ACNielsen Research Pty Limited
Decisions Made Easy Pty. Ltd.
The Nielsen Company (Holdings) Pty. Limited
A.C. Nielsen Gesellschaft m.b.H.
ACNielsen Azeri
The Nielsen Company (Bangladesh) Ltd.
ACNielsen Bel
A.C. Nielsen Company & Co SA
AGB Nielsen Media Research S.A.
The Nielsen Company (Belgium) SPRL
AC Nielsen BH d.o.o. Sarajevo
A.C.Nielsen do Brasil Ltda.
AGB Bulgaria Ltd.
ACNielsen Bulgaria Ltd
ACNielsen Cameroon Sarl
Nielsen Media Research Limited
Nielsen Sub Holding Company
ACNielsen Company of Canada
ACNielsen Cayman Islands Colombia Ltd.
ACNielsen Cayman Islands Ltd.
A.C. Nielsen Chile Limitada
The Nielsen Company (Guangzhou) LTD
AGB Nielsen Market Research (China) Ltd.
Netratings (Shanghai) Company, Ltd.
The Nielsen Company (Shanghai) Ltd.
A.C. Nielsen de Colombia Ltda.
ACNielsen Costa Rica S.A.
AC Nielsen Cote d’Ivoire Limited
AGB Nielsen Media Research Ltd.
ACNielsen d.o.o.
ACNielsen Cyprus Limited
AGB (Cyprus) Ltd.
AMER Research Limited
ACNielsen Czech Republic s.r.o.
AMAR Research s.r.o.
The Nielsen Company (Denmark) Aps
ACNielsen Dominicana, S.A.
ACNielsen Egypt Limited
AC Nielsen El Salvador, S.A. de C.V.
ACNielsen Eesti OÜ
Finnpanel Oy
A.C. Nielsen Finland Oy
IT Media Partners France SAS
AC Nielsen SAS
Nielsen Holding France SAS
VNU Publications France S.A.
Netratings France SARL
Naviant France Sarl.
MediaMetrie Netratings SAS
Nielsen Media Research GmbH
USP Market Intelligence GmbH
The Nielsen Company (Germany) GmbH
VNU Holding (Deutschland) GmbH
Nielsen Music Control GmbH
VNU Business Publications Deutschland GmbH
Naviant Deutschland GmbH
ACNielsen Ghana Limited
AGB Nielsen Media Research S.A.
Organotiki S.A.
ACNielsen S.A.
ACNielsen Centroamerica, S.A.
ACNielsen Honduras S.A. de C.V.
ACNielsen International Research (Hong Kong) Limited
AGB Nielsen Media Research (Hong Kong) Limited
ACNielsen Group Limited
Netratings Hong Kong Limited
The Nielsen Company (Hong Kong) Limited
The Nielsen Company (Management Services -HK) Limited
ACNielsen Holdings Limited
Nielsen Online Hong Kong Limited
Nielsen Business Media Asia Limited
AGB Nielsen Médiakutato
ACNielsen Piackutató Kft.
ACNielsen Marketing Research India Private Limited
ACNielsen ORG-MARG Private Limited
TAM Media Research Private Limited
ACNielsen Research Services Private Limited
NTRT Eratings India Private Limited
PT. AGB Nielsen Media Research Indonesia
PT. The Nielsen Company Indonesia
A.C. Nielsen of Ireland Limited
AGB Nielsen Media Research (Ireland) Limited
Aircheck International Ltd.
The Nielsen Company Finance (Ireland) Limited
A.C. Nielsen (Dublin) Limited
ACNielsen (Israel) Ltd.
Buzzmetrics, Ltd.
Media Instruments Italia S.r.l.
AGB Nielsen Media Research Holding S.p.A.
AGB Nielsen Media Research TAM S.r.l.
AGB Nielsen Media Research S.r.l.
The Nielsen Company (Italy) S.r.l.
NetRatings Italia Srl
NetRatings Japan
The Nielsen Company (Japan) GK
ACNielsen Kazakhstan Ltd.
ACNielsen Kenya Limited
The Nielsen Company Korea Ltd
Korean Click Co., Ltd.
KADD Nielsen Media Research, Inc.
BASISNET, Inc.
AGB Nielsen Media Research (South Korea) Limited
ACNielsen Latvia SIA

UAB ACNielsen Baltics
European Media Investors S.A.
The Nielsen Company (Luxembourg) S.a.r.l.
ACNielsen Marketing Promotions (Malaysia) Sdn. Bhd.
The Nielsen Company (Malaysia) Sdn. Bhd.
Nielsen Audience Measurement Sdn. Bhd.
The Nielsen Company (Mauritius) Limited
A.C. Nielsen, S de RL de C.V.
Nielsen Mexico Services, S de RL de CV
ACNielsen Montenegro d.o.o. Podgorica
ACNielsen AMER – SARL
ACNielsen Nepal Pvt. Ltd.
Nielsen Hong Kong C.V.
Nielsen Holding and Finance B.V.
VNU Intermediate Holding B.V.
TNC Americas C.V.
Nielsen General Partner B.V.
AGB Nielsen Media Research B.V.
AGB Nielsen Media Research TAM Holding B.V.
AGB Netherlands C.V.
Nielsen Media Research B.V.
A.C. Nielsen South Africa B.V.
Nielsen Sub Holdings I B.V.
Valcon Acquisition B.V.
Nielsen Coöperatie W.A.
Nielsen B.V.
Naviant Europe B.V.
A.C. Nielsen (Polen) B.V.
Neslein Holding (Spain) C.V.
Menesta Investments B.V.
TNC Europe B.V.
Art Holding (Brazil) C.V.
A.C. Nielsen South Africa Holdings B.V.
ACNielsen (Nederland) B.V.
VNU Marketing Information Europe & Asia B.V.
Nielsen Music Control Nederland B.V.
B.V. Dagblad en Drukkerij Het Centrum
VNU International B.V.
Nielsen Sub Holdings II B.V.
The Nielsen Company B.V.
VNU Business Media Europe B.V.
Nielsen Holding Nederland B.V.
Netratings ULC (New Zealand)
AGB Nielsen Media Research (New Zealand) Ltd.
ACNielsen (NZ) ULC
ACNielsen Nicaragua, S.A.
ACNielsen Nigeria Limited
Nielsen Media Research AS
ACNielsen Norge AS
ACNielsen Pakistan (Private) Limited
AGB Panamericana, S.A.
ACNielsen Panama, S.A.
Nielsen S.R.L.
AGB Nielsen Media Research (Philippines) Inc.
The Nielsen Company (Philippines), Inc.
AGB Nielsen Media Research Sp. z .o.o.
ACNielsen Polska Sp.z.o.o.
AGB Portugal Lda. (In Liquidation)
A.C. Nielsen Portugal-Estudos de Mercado-Unipessoal, Lda.
A.C. Nielsen P.R. LLC
AGB TAM S.r.l.
ACNielsen Romania srl
AGB Television JSC
ZAO ACNielsen
AGB Nielsen Media Research d.o.o.
ACNielsen d.o.o.
The Nielsen Company (Singapore) Pte. Ltd.
ACNielsen (Singapore) Pte. Ltd.
AGB Nielsen Media Research (Singapore) Pte. Ltd.
The Nielsen Company (Singapore) Holdings Pte. Ltd.
NetRatings Pte. Ltd.
ACNielsen Slovakia s.r.o.
AGB Nielsen, medijske raziskave, d.o.o
AGB Lab d.o.o.
ACNielsen raziskovalna druzba, d.o.o.
AGB Nielsen Media Research (South Africa) (Pty) Limited
ACNielsen Marketing and Media (Pty) Limited
Interactive Market Systems (South Africa) (Pty) Limited
NetRatings Spain SL
A.C. Nielsen Company, S.L.
CEC Media S.A.
Netvalue Internet Measurement S.A.
N&P Holding Spain S.L.
ASEE Nielsen Holding (Spain) S.r.l.
Publinformatica S.A.
Nielsen EDI, S.L.
The Nielsen Company Lanka (Private) Limited
ACNielsen AB
Claritas Precision Marketing AB
AGB Nielsen Media Research (Sweden) AB
Media Instruments S.A.
Nielsen TV Audience Measurement S.A.
NetRatings Switzerland GmbH
The Nielsen Company (Switzerland) GmbH
TNC Management Services GmbH
The Nielsen Company (Europe) Sarl
AGB Nielsen Media Research (Taiwan) Ltd.
The Nielsen Company Taiwan Ltd.
ACNielsen (Tanzania) Ltd.
AGB Nielsen Media Research (Thailand) Ltd.
The Nielsen Company (Thailand) Limited
AMER Tunisia Sarl
AGB Nielsen Media Research Piyasa Hizmetleri A.S.
Nielsen Arastirma Hizmetleri Limited Sirket
The Nielsen Company Medya Yayincilik ve Tanitim Hizmetleri
Anonim Şirketii
ACNielsen Uganda Limited
ACNielsen Ukraine Limited Liability Company
Nielsen Book Services Limited
AGB Nielsen Media Research Ltd. (ATR UK Ltd.)
NetRatings UK Limited
NetCrawling UK Limited
A.C. Nielsen Company Limited
ACNielsen Holdings UK Limited

VNU Entertainment Media UK Limited
VNU Holdco (UK) Limited
Nielsen Media Research Limited
Decisions Made Easy Ltd.
Nielsen Mobile Limited
Nielsen Business Media, Inc.
Advertising Center, Inc.
Nielsen Mobile, LLC
Nielsen Business Media Holding Company
TNC (US) Holdings, Inc.
VNU Marketing Information, Inc.
NMR Licensing Associates LP
Athenian Leasing Corporation
Rangefinder Publishing Co., Inc.
Foremost Exhibits, Inc.
ACN Holdings Inc.
ACNielsen Corporation
A. C. Nielsen Company, LLC
The Nielsen Company (US), LLC
AC Nielsen Mexico LLC
NMR Investing I, Inc.
A.C. Nielsen (Argentina) S.A.
ART Holding, L.L.C.
ACNielsen eRatings.com
CZT/ACN Trademarks, L.L.C.
Panel International SA LLC
Nielsen Holdings, L.L.C.
Scarborough Research
Nielsen National Research Group, Inc.
GlanceGuide, Inc.
Nielsen Government and Public Sector, LLC
Nielsen Finance Co.
Nielsen Finance LLC
National Consumer Panel, LLC
NM Incite, LLC
NC Ventures, LLC
NetRatings, LLC
The Cambridge Group, Inc.
TVaura Mobile LLC
AGB Panamericana de Venezuela Medicion
AC Nielsen de Venezuela S.A.
ACN VZ Holding Company, S.A.
The Nielsen Company (Vietnam), Ltd.